FILE NO. 33-95860
                                              FILED PURSUANT TO RULE 424 (b) (3)


                          IMCLONE SYSTEMS INCORPORATED

                                SUPPLEMENT NO. 1

                       TO PROSPECTUS DATED OCTOBER 2, 1995

            RELATING TO 3,690 SHARES OF COMMON STOCK, $.001 PAR VALUE

      The list of selling stockholders commencing on page 15 of the prospectus is hereby amended to reflect the Barry Wish Family Foundation as a Selling Stockholder of 3,690 shares of Common Stock as a result of a gift of such shares by former Selling Stockholder, Barry Wish. The information with respect to the Barry Wish Family Foundation reads in its entirety as follows:

                             NUMBER OF                       NUMBER OF
                             SHARES OF                       SHARES OF
                             COMMON STOCK      NUMBER OF     COMMON STOCK
NAME OF SELLING              OWNED PRIOR       SHARES        OWNED  AFTER
STOCKHOLDER                  TO OFFERING       OFFERED       THE OFFERING

Barry Wish Family              3,690            3,690             0
Foundation

      The initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.

                  THE DATE OF THIS SUPPLEMENT IS JUNE 23, 1998